                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

                                  May 13, 1996
                      -----------------------------------
                Date of Report (Date of earliest event reported)

                             ChemTrak Incorporated
                      ------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                          0-19749               77-0295388
- --------                          -------               ----------
(State or other                 (Commission             (I.R.S. Employer
jurisdiction of                  File Number)            Identification No.)
incorporation)


              929 East Arques Avenue, Sunnyvale, California 94086
             -----------------------------------------------------
                    (Address of principal executive offices)

                                 (408) 773-8156
             -----------------------------------------------------
              (Registrant's telephone number, including area code)




                                       1.

ITEM 5.  OTHER EVENTS.

        On May 13, 1996, ChemTrak Incorporated (the "Company") completed a private placement for up to $5,000,000 in convertible debentures (the "Debentures"). The Debentures may be exchanged for up to 1,948,100 shares of Common Stock of the Company over a period beginning June 27, 1996, through June 27, 1998. The exact number of shares to be issued will be determined by a conversion formula based on the market price of the Common Stock on the date of conversion. A placement agent, The Shemano Group, Inc., was paid a fee for arranging the transaction.

        The proceeds will fund the continued development of ChemTrak's major line of business: the development, manufacture and marketing of personal diagnostic tests. In particular, the proceeds are slated to fund:

        (i) The continued development and launch of ChemTrak's home HIV test system subject to the receipt of approval from the FDA of the Company's Premarket Approval application, which was filed with the FDA in February 1995. No assurances can be given when, if ever, such approval will be obtained.

       (ii) The distribution and marketing needs of CholesTrak, the Company's home cholesterol test.

      (iii)  The manufacturing scale-up of its H. pylori test.

        The Terms of the conversion formulas for the Debentures, and the fee to the placement agent, were determined through arms' length negotiations between the Company and such parties. There was no material relationship between the placement agent and the Company, or any of the Company's affiliates, or any director or officer of the Company. The Company will use its authorized but previously unissued Common Stock for the conversions.



                                   2.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             CHEMTRAK INCORPORATED


May 28, 1996                                 By  /s/ Prithipal Singh
                                                ----------------------------
                                                 Prithipal Singh
                                                 Chairman of the Board and
                                                 Chief Executive Officer








                                       3.